UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 28, 2012
Date of Report

November 15, 2012
(Date of earliest event reported)

GREAT CHINA MANIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-139008	59-2318378
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1902, 19/F., Kodak House II, 321 Java Road, Hong Kong
(Address of principal executive offices, including zip code)

(852) 2102-0101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 15, 2012 the Company entered into an Investment Agreement with Kodiak Capital Group, LLC (“Kodiak”)  whereby Kodiak agreed to invest up to two million dollars ($2,000,000) in the Company by purchasing reserved shares of the Company’s stock.  The amount of shares to be purchased will be determined at a later date according to the terms of the Investment Agreement following the approval and effectiveness of a Registration Statement filed with the Securities and Exchange Commission. The Company shall also issue warrants, although not immediately, and in conjunctional proportion to Kodiak’s investment in the Company with the whole amount eventually being equal to six percent (6%) of the total amount of the investment.

ITEM 5.02 CHANGES OF CONTROL OF REGISTRANT

On November 27, 2012, Chan Ka Wai submitted his resignation as a director of the Company, and the Company accepted his resignation on that same day. Mr. Chan has no disputes or disagreements with the Company.

ITEM 9.01 EXHIBITS.

Exhibit No.	Description
10.1	Investment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2012

GREAT CHINA MANIA HOLDINGS, INC.
By:	/s/ Yau Wai Hung
Name:	Yau Wai Hung
Title:	Principal Executive Officer